Exhibit 99.1



                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                          Page 1



                 Capital Trust Year End Results Conference Call

                                  March 4, 2004
                                   9:30 am ET


Conference Coordinator:
Good morning. Hello and welcome to the Capital Trust 2003 Year-end Conference Call.

Before we begin, please be advised that the forward-looking statements expressed in today's call are subject to certain risks and uncertainties including, but not limited to, the continued performance, new origination volume, and the rate of repayment of the Company's and its Funds' loan and investment portfolio, the continued maturity and satisfaction of the Company's portfolio assets, as well as other risks contained in the company's latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission.

The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

There will be a Q&A session following the conclusion of this presentation. At that time, I will provide instructions for submitting questions to management.

I will now turn the call over to John Klopp, CEO of Capital Trust. Go ahead, sir.

John Klopp:
Thank you. Good morning everyone. Thank you for joining us and for your continuing interest in Capital Trust.

Last night we reported our results for the fourth quarter and full year and filed our 10-K for 2003. Brian will dig into the detailed numbers in a moment, but the bottom line is 54 cents for the quarter and $2.23 per share for the year. We are very pleased with these results and believe that they represent a validation of our new business strategy and new corporate structure. Total Shareholder Returns for 2003 were 57%, assuming reinvestments of dividends, and the positive momentum has carried over into 2004, with the stock price up another 11% year-to-date, and, perhaps more importantly, average daily volume up 171% compared to 2003.


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                          Page 2


We started the year by declaring our intention to re-elect REIT shares, a structural change that we believed would allow us to pay substantial dividends to our shareholders on a tax-efficient basis while simultaneously growing both our Balance Sheet and Investment Management businesses. With four quarterly dividends of 45 cents per share now behind us, the initial pain that we incurred in 2002's fourth quarter and the ongoing effort necessary to ensure REIT compliance were clearly well worth it.

In an environment of intense competition in the real estate capital markets and ongoing softness in the real estate property markets, we acquired or originated over $150 million of new earning assets for our Balance Sheet, more than offsetting the expected run-off of our Freddie Mac investments and somewhat higher than expected repayments in our loan portfolio. Our pipeline for the 1st quarter of 2004 is very strong and, most importantly, the credit quality of our portfolio, including the new assets that we are adding remains solid.

In our Investment Management business, we successfully closed our third private equity fund, CT Mezzanine Partners III, with $425 million of committed equity capital. The raise was completed in 120 days and included a number of repeat investors, along with several new ones, demonstrating the strength of the Capital Trust brand in both the institutional and high-net-worth individual investor markets. For the year, we originated $350 million of new loans and investments for our funds under management, Fund II and Fund III.

On the corporate front, we raised $17 million of common equity and increased our float by 1 million plus shares with a PIPE transaction that closed in June, then filed a universal shelf registration at the end of the year to provide greater flexibility to finance our future growth.

Along the way, we spent significant time and effort to improve the transparency of our financial disclosure and raise the awareness of Capital Trust in the public equity markets. Going forward, we understand that we must increase the scale and liquidity of the company so potential investors can buy into our story.

These milestones were accomplished without increasing the Company's financial leverage or G&A expense. In fact, both decreased modestly. We believe that Capital Trust's unique platform can produce both financial and operating leverage as we grow our Balance Sheet and Investment Management businesses. 2004's plan is clear: 1) increase balance sheet assets 2) deploy Fund III capital 3) prudently expand our investment strategy into complementary products and 4) enhance the flow and liquidity of our capital base. Management and the Board are very excited about the plan and the prospect to build a significant public company that produces superior returns for its shareholders and clients.

Before anyone asks, given our small size and the number of things we want to accomplish this year, we will not be providing earnings guidance. As to dividends, we are very comfortable with our current run rate of 45(cent) per quarter and will reassess that level when we believe that a higher payout is comfortably sustainable.


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                          Page 3


Now I'm going to turn it over to Brian Oswald, our CFO, to go into more detail on the numbers.

Brian Oswald:
Thank you John and good morning everyone.

For the year, we reported diluted EPS of $2.23, compared to the $1.62 loss reported in 2002. In the fourth quarter of 2002, we triggered transactions that resulted in our recognizing losses through income to eliminate accumulated earnings and profits in anticipation of electing REIT status. These losses had previously been recorded as unrealized losses within the equity section of the balance sheet, but had not been recognized for income statement purposes.

For the quarter, we reported diluted earnings per share of fifty-four cents, compared to a net loss per share of $2.53 for the same period of 2002 and net earnings per share of sixty-six cents reported for the third quarter. The change from last quarter was primarily due to a substantial prepayment penalty collected on one of our fixed rate loans during the third quarter, which is not recurring.

In calculating diluted earnings per share for 2003, net income was high enough that the potential conversion of the Convertible Trust Preferred securities, or CTP, was dilutive to earnings per share. A reconciliation of the calculation of basic and diluted earnings per share is included in footnote 14 of the financial statements in the 10-K.

On the balance sheet, there were no surprises for the quarter with assets increasing modestly to $397 million. During the quarter, we made $26.3 million of new loans that more than offset $13.5 million of normal loan repayments and $3.5 million of Freddie Mac repayments. For 2003, new interest-earning assets of $154 million were added including $48.3 million of loans acquired in the purchase of the remaining Fund I assets, $99.5 million from the origination of seven new loan transactions and $6.2 million from the purchase of CMBS. For 2004, our goal is to increase net assets by $100 million. Our liquidity position remains strong, and at present, we have approximately $58 million of liquidity including $7 million of cash on hand and $51 million of available borrowings under our committed credit facilities. While this level of liquidity is adequate to fund our near term needs, we anticipate accessing the capital markets to fund our expected 2004 balance sheet growth sometime later this year.

In June we sold 1.1 million shares of common stock in a private placement, raising $17.1 million of new equity. After utilizing this additional equity to repay debt, our debt-to-equity ratio, at December 31st, with the CTP included in equity, as our lenders calculate it, stands at 1.06 to 1. If CTP is included as debt, our debt-to-equity ratio is approximately 3 to 1.

Our book value per share fluctuates based upon a number of factors including changes in the market value of our available for sale securities, including the Freddie Mac and CMBS securities. While we are required to mark these assets to their fair value, the marks are accomplished through the equity section, without any effects on our P&L. We anticipate holding these securities to maturity and fully realizing the face value of the securities, which will result in our bringing unrealized losses back into equity as we approach the maturity of the securities.


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                          Page 4


Our calculation of book value per share, $14.41 at December 31, includes 123,000 shares representing in-the-money options, in addition to the 6.5 million shares outstanding. If the CTP holders were to convert their securities to common stock, the book value per share would increase to $16.99 per share.

We are committed to maintaining a book of business that is insulated from changes in interest rates. At December 31, 2003, we have 13 investments totaling $124.4 million earning interest on a variable basis and 21 investments totaling $234.2 million earning interest at fixed rates. All of our debt, which totals $197.4 million, bears interest at floating rates. In order to insulate ourselves from significant changes in net income due to changes in interest rates, we entered into interest rate swaps, which converted $109 million of variable rate debt to fixed. After the swap, the remaining amount at risk for changes in interest rates is $36 million. Based upon assets, liabilities and hedges in place at December 31st, an increase in LIBOR of 100 basis points would decrease annual net income by $6,000. The decrease is due to the effects of floors in place on some of our floating rate loans. Further increases in LIBOR up to 300 basis points would positively impact earnings by approximately $850,000. We believe that these statistics show our intent and commitment to maintain a matched book.

Switching over to the income statement, Q4's diluted EPS was fifty-four cents compared to the sixty-six cents reported last quarter. From the balance sheet investment business, net interest income was down $2.8 million, primarily due to the repayment of a fixed rate loan, which required the borrower to pay a prepayment penalty of $2.4 million in the 3rd Quarter. This repayment contributed to the reduced level of average interest earning assets, which further reduced interest income. We plan to continue to make new loans and investments to replace the run-off in the Freddie Mac securities and increase our net assets, thereby, increasing our net interest income. From the investment management business, income from base management fees and equity investments in the funds was down $100,000, as we received reduced management fees on Fund II as expected, as the assets continue to repay and reduce the invested capital upon which the fees are calculated.

These decreases in income were offset by decreased accruals for compensation during the quarter, as annual bonuses are accrued based on a percentage of annual net income before bonuses.

Within our investment management business, we have the potential to earn significant incentive management fees in the future. As disclosed in the 10-K, if Fund II's assets were sold and its liabilities were settled on January 1, 2004 at the recorded book value, which is net of an allowance for possible credit losses, and the fund equity and income were distributed, the Company would record approximately $5.3 million of incentive income representing our share of the incentive management fees. This amount will change based upon the duration and performance of the assets in the fund. We do not anticipate recognizing any of this incentive compensation until late in 2005.

Fund III has a similar incentive management fee structure. We began deploying the Fund's $425 million of committed capital in June and anticipate deploying the remainder over the next 17


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                          Page 5


months. At Fund III's targeted leverage ratio of 2 to 1, we anticipate making investments of more than $1 billion over the Fund's two-year investment period. Both Fund II and Fund III's investment portfolios are 100% performing and have not experienced any losses to date.

Combining the two business units, CT reported net income of $3.6 million for the quarter ended December 31st compared to $4.8 million for the quarter ended September 30th.

In December, we declared a dividend of forty-five cents per share payable to holders of record on December 31st, which was paid on January 15th. Our dividend policy is to set the dividend at sustainable levels and pay dividends that equal or exceed our REIT taxable income annually.

That wraps it up for the financials, and at this point, I'll turn it back to John.


John Klopp:
Thanks, Brian. I think at this point we will open it up to any and all questions from the audience.

Conference Coordinator:
Thank you. At this time, if you'd like to ask a question, please press star and 1 on your touchtone phone. If you are listening on a speaker phone, please pick up your handset before you press star and 1. If you're question is answered or you would like to withdraw your question at any time, you can press the pound sign. Once again, star and 1 on your touchtone phone if you'd like to ask a question.

We'll take our first question from Don Destino of JMP Securities. Go ahead please.

Don Destino:
Hi, guys. I got a little bit of laundry list, and maybe I'll ask a couple of them and then get back in the queue. First one, John, you mentioned that credit was good. It's obvious there were no credit losses. Can you talk a little bit about just credit performance in general? Are there any delinquencies or non-performers right now? And maybe from a more macro perspective, what coverage ratios look like? And how you're feeling about where we are in the cycle?

John Klopp:
Okay, sure. Overview: the portfolios -- multiple portfolios, both balance sheet and funds under management -- continue to perform very, very strongly.

With respect to the balance sheet, there is one non-performing loan on our balance sheet, which is a loan that has been there since the summer of 2000, I believe. It was originally an $8 million loan secured by a multi-use project in Baja, Mexico. The loan has been in default for a number of months. And we have been pursuing our remedies. That loan, as I said, which was originally $8 million, has been written down initially to $4 million, and then with subsequent cash collection, we've actually reduced the basis down to about $3.3 million today. And that is the single exception in the entire portfolio. And we actually believe that we are well underway in


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                          Page 6


pursuing our remedies on that asset and have a reasonable possibility of a recovery in the not too distant future.

Otherwise, all of our assets, balance sheet, Fund II, and Fund III, continue to perform; there are no other delinquencies. And as a general statement in terms of the environment out there, we're very happy with the credit quality of all of our assets.

You asked about coverage, Don. Coverage is a funny animal in today's environment, with interest rates as low as they are. As you know, much of what we do -- not all -- but much of what we do is floating rate lending, investing with our assets, priced at a credit spread to LIBOR. With LIBOR at 40-year lows, approaching 1%, everything should have coverage and their significant debt-service coverage in all of our portfolios. We tend to look more in terms of underwriting and monitoring our portfolios at the cash flow from the underlying collateral property compared to our last dollar of risk. Because we think that gives us a better assessment of long term sustainability in a more interest rate normalized kind of a market. We focused on financing cash-flowing existing leased properties. We're very pleased with the coverage that we have right now, and the cash flow generation power of the assets across the board, and feel pretty good. We've been very, very careful in this environment. And I think it has proven out in terms of the credit quality on our portfolios.

Don Destino:
Got it. That's very helpful. Thank you. One more question. Just in general, anecdotally we've heard - we've seen a lot more competition come in. It seems like every time I open up my commercial mortgage alert, somebody else has raised another Mezzanine Fund or a B-Note Fund. How do you see that affecting you? First of all, is the anecdote correct? And secondly, where does it manifest itself? Does it manifest itself in LTVs, in pricing, in underwriting power, what do you see in just generally?

John Klopp:
Unfortunately, I'd say the anecdote, as you say, is accurate. There is certainly more competition in this marketplace today than there had been in the past. When we started in this business as Capital Trust in 1997, there really wasn't much competition. It was a new area. And we certainly didn't have the field to ourselves. But there certainly weren't that many people who were in the so called "mezzanine business". In the five or six years since then, the good news, I guess, is that mezzanine has sort of gone mainstream. I think the opportunity has been recognized by a number of players. And as a result as you say, it seems like any number of people irrespective of their experience have seemingly declared their intention to pursue some version of the investment strategy. The impact on us has been certainly, in terms of credit spread, we've seen some pressure competitively. We're dealing with it in the sense that I think we're trying to reluctantly follow the market. And we'd probably seen credit spread on average, come in 50 to 75 basis points over the last year or so. And the trend continues.

On the credit side, as you said, LTV; we are certainly in that regard not just reluctantly moving, but in fact holding the line very steady. We are absolutely sticking to our guns in terms of credit quality. And I think that that's been demonstrated in the performance of our portfolios.


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                          Page 7


Where it goes going forward? I think that the market has become more efficient. I think that that's the inevitable evolution of the development of the real estate capital markets. We are in a very good position because we've been here from the beginning. We have established origination channels and relationships. And I think that we see more than our fair share of opportunities out there, again, as demonstrated by our origination pipeline, which is still pretty darn strong today.

Don Destino:
Great.  Thank you very much.

John Klopp:
Thanks, Don.

Conference Coordinator:
Our next question comes from Rick Shane, Jefferies. Go ahead please.

Rick Shane:
Good morning, guys. A couple of different questions. One is a follow-up to the last comment. You talked about a possible recovery on the loan in Baja. What sort of magnitude of loss are you expecting to take there? Or even just a ballpark range at this point.

John Klopp:
Well, as I think I said, the loan started with a principal outstanding balance of $8 million. We've written it off in 2002 initially to $4 million, and then further reduced our carry basis because have actually collected over $1 million in cash, about a $1.3 million in cash, from pursuing various guarantors and certain other elegant collection techniques. But the main event is that we're in court awaiting a judgment to essentially be able to initiate a foreclosure on the real property, and to get our hands on the real estate. Once we do, we think that the real estate is liquefiable. It's a very interesting project that has some real value to it. We're pretty comfortable that we can get back our $3.2 million of basis, as we've written it down, and have the real possibility of a recovery of more than that, Rick.

Rick Shane:
Okay, great. Thank you. The other thing I'd love to touch on is talk a little bit about the pipeline please. Perhaps sort of what type of business you're looking at in the mix between balance sheet loans and fund loans as well.

John Klopp:
Sure. The distinction in terms of our current program right now is the Fund continues to look at large, floating rate mezzanine transaction with a three to five year duration. The minimum size that the Fund will consider is $15 million. And the average size has been closer to our historical average of $25 to $30 million. In terms of the current program, the current focus for the balance sheet, we are looking at, generally speaking, smaller transactions if they are Mezzanine, and at B-Notes, which as you know, are sort of the next step up in the capital chain, a little bit lower


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                          Page 8


risk, a little bit lower loan to value, and a little bit lower spreads. And we are definitely actively pursuing B-Note investments. We have also begun to increase our emphasis in our look at CMBS. As you know, I think we've always been in the CMBS business. But we have looked at it pretty opportunistically, and focused, and preferred, in general, one-on-one single-borrower, custom-crafted transactions. But given where the markets are today, we are seeing some interesting opportunities in the CMBS world. We think we have - we know we have the skill set and the infrastructure to prosecute that business. And we are looking at doing more of that probably on our balance sheet. Given the duration characteristics of some of the CMBS. I'm not sure I addressed all of your points, Rick. So, try me again.

Rick Shane:
No, that's helpful. I guess the one thing that - if you could put in context, maybe compare what the pipeline looks like right now versus where it was a year ago in the opportunities that you're addressing.

John Klopp:
The pipeline today is stronger than it was a year ago. I think that reflects an increase in underlying overall transaction volume and the fact that a year ago we basically weren't actively deploying the balance sheet. We were pretty much in dormant mode a year or so ago.

We really restarted and vigorously restarted the balance sheet investment program around about April or May of 2003, when we had completed everything we needed to put in place to comply as a real estate investment trust for '03. And the volume statistics that we gave you this morning, that we achieved for 2003, for the balance sheet at least, are pretty much really a partial year.

Today, the balance sheet pipeline is very strong, we are seeing more activity. And we think that as the year progresses, and including the first quarter, our origination volume will be up.

In turn, in the Fund, we've closed a number of transactions since year-end into the Fund, and have more that are in the queue in the pipeline. And we think we will have a strong first quarter for Fund III also.

Rick Shane:
Great. That's the color I was looking for. Thank you, guys.

Conference Coordinator:
The next question comes from Ron McKinney, Smith Barney. Go ahead please.

Ron McKinney:
John, good morning; nice to hear your voice again. John, I don't know if you can address specifically the shelf registration and when you and the company may take some action further in increasing the float.

John Klopp:


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                          Page 9


Sure. We filed at year-end a $300 million universal shelf, which allows us to do pretty much anything in terms of capital markets issuance, debt, common equity, et cetera. The reason for that was to give ourselves the flexibility that having a shelf up allows you to have, to do things more quickly if the opportunity presents itself. The $300 million doesn't mean that tomorrow, we're going to issue $300 million of stock, Ron. But in essence, when you put one of these shelves up, you essentially try to make it big enough and broad enough to handle anything that could come up. More specifically, we have, sort of, two issues or opportunities that we need to address in the coming months or the coming quarters. One is the organic balance sheet growth that we are continuing to press. We think that sometime later in the year, depending upon the ongoing origination volume, we will need to increase our capital base to continue to grow the balance sheet. And the second issue is, what Brian mentioned, the convertible trust preferred, or the CTP as we call it. They are on our balance sheet, part of our capital structure. Today, I'm going to round-off the numbers, $90 million of convertible preferreds that are convertible into common stock at a price of $21 per share, obviously today, in the money. We cannot call that issue until September 30th, at which time we can call it at par, and the holders have, at that moment, two choices, if we call it, to either to take their cash at par or convert to common. Unclear what the holders of those securities will do. We certainly began the process of talking to them. But, our capital plan may or may not entail a requirement to raise capital to take out the convertible trust preferred further down the line.

So, I think that's kind of where we are in terms of the capital plan for 2004. Not clear exactly when and what, but pretty clear that at some point, we will be coming to the markets to handle those two issues. And, obviously, our longer term objective as we've stated many, many times is to increase the float and liquidity in the stock because we think that's a positive thing for everyone.

Ron McKinney:
John, I appreciate your response.  Thank you.

Conference Coordinator:
Once again if you have a question, please press star and 1 on your touchtone phone. Our next question comes from Jed at Forest Capital. Go ahead please.

Jed:
Gentlemen, a quick question in terms of the capital structure. I know in the past you've said that you think the balance sheet can withstand two to three times leverage, and you're still right around one to one. Why are you thinking about, sort of, increasing the equity in the business if there's substantial debt that can be put on the balance sheet to support your asset?

John Klopp:
Good question. I think the answer is that we still have more capacity to increase our leverage. We have on our balance sheet some amount of unleveraged assets representing our investment in the Funds, which we're carrying at about $21 - $22 million as of year-end.


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                         Page 10


And the CTP is, obviously an interesting question. It's kind of a hybrid. It's a mix, if you will, as any convert of a debt aspect and an equity aspect at this moment, I guess, it'd be fair to say it's more debt-like, carries a coupon of 10% today, which actually increases after the call date when it opens on September 30th. So the answer, I think, to the question is, we're trying to modulate how we combine raising more equity at an appropriate time with the prospect, as we said in the past, in response I think to a question from you on the last call, that we do believe that we can increase the leverage in the company over time. If you look at the CTP as debt, our leverage today is really more like three to one. So, how we handle and how the holders handle the resolution of the CTP later on this year will to some extent determine how we remix the debt and equity mix of the capital structure going forward.

Jed:
Okay, and just one more question. And then I'll let the others in the queue here. You mentioned that you guys have done $212 million cumulatively in originations in Fund III, but only $182 million remain. Can you explain why $30 million or so of that has already, sort of, paid down even though it's pretty new originations? But - if I'm doing the numbers correctly.

John Klopp:
I'm not sure that I referenced your specific numbers, maybe Brian could jump in. One thing I can tell you is that in Fund III, one of the loans that we have made, actually the largest one in Fund III, that started out as a $63 million loan, is a very rapidly amortizing loan per its contract. Essentially we, I'll use the vernacular; we sucked the cash flow from the underlying collateral and paid down on a mandatory basis, the loan. It essentially is scheduled to almost entirely self-liquidate over its term. And that could be what's driving the difference between origination and outstanding. Brian, did you have a better answer?

Brian Oswald:
And there's one other loan that we originated as a temporary investment. We had bought three pieces of the loan: one piece for the balance sheet, one piece that we were planning to keep on the Fund III balance sheet, and one other piece that we originated and held for several months and then sold off to one of our partners.

John Klopp:
One of the things that we are doing in today's environment as a way of originating more products, and this would pertain both to the fund and in certain instances, to our balance sheet, is we are positioning products that we may not hold to maturity. We are essentially taking down in those instances more than one component of the capital structure because that gives us pricing and commitment power. But with the expectation that in certain cases we may lay off a portion of that financing to essentially engineer the end investment that we want. And I think that that's basically a recharacterization of what Brian just said. One of the loans in Fund III, we basically took down an extra piece, and then sold it off on an accretive basis to an institutional lender.

Jed:
Terrific. Thank you, guys, very much.


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                                  Capital Trust Year End Results Conference Call
                                                           Moderator: John Klopp
                                                             03-04-04/9:30 am ET
                                                                         Page 11


John Klopp:
Welcome.

Conference Coordinator:
That was our last question.  So, I'll turn the program back over to Mr. Klopp.

John Klopp:
If there are no further questions, I guess, we will wrap it up. Again, thank you very much, all of you, for your continued interest in our company. And we'll see you again next quarter.

Conference Coordinator:
That concludes today's teleconference. Thank you for your participation. Have a great day. You may now disconnect your lines.


END